UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2021

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (215) 997-1800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On June 25, 2021, Dorman Products, Inc., a Pennsylvania corporation (the “Company”), Senators Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), DPL Holding Corporation, a Delaware corporation (“Dayton Parts”), and SBF II Representative Corp., a Delaware corporation acting solely in its capacity as equityholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into Dayton Parts, with Dayton Parts surviving the merger and becoming a wholly-owned subsidiary of the Company (the “Transaction”), for aggregate consideration of $338 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt and working capital in the business of Dayton Parts as of the closing of the Transaction. Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Transaction to close in the second half of 2021.

Conditions to the Transaction

The completion of the Transaction is subject to the satisfaction or waiver of certain conditions, including the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, each of the Company’s and Dayton Parts’ obligations to complete the Transaction are subject to certain other conditions, including (a) the accuracy of the representations and warranties of the other party, subject to certain bring-down standards, (b) material performance of the parties’ obligations under the Merger Agreement, and (c) with respect to the Company’s obligation to complete the Transaction, the absence of a material adverse effect on Dayton Parts.

Other Terms of the Transaction

The Merger Agreement contains representations and warranties of the parties customary for a transaction of this nature. The Company's primary recourse with respect to breaches of Dayton Parts’ representations and warranties will be against a customary representations and warranties insurance policy, subject to certain policy limits, exclusions, deductibles and other terms and conditions.

In addition, the Merger Agreement contains covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement and the closing of the Transaction, Dayton Parts has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The description of the Merger Agreement in this report is a summary and is qualified in its entirety by the terms of the Merger Agreement. The Merger Agreement and the above description have been included to provide investors with information regarding the terms of the Transaction. They are not intended to provide any other factual information about Dayton Parts or any parties to the Merger Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for the purpose of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms of the Transaction, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement as statements of factual information.

Item 7.01 Regulation FD Disclosure

Financing of the Transaction

In connection with entering into the Merger Agreement, the Company has entered into a commitment letter (the “Commitment Letter”), dated as of June 25, 2021, with Bank of America, N.A., BofA Securities, Inc., PNC Bank, National Association, PNC Capital Markets LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, the “Lenders”). Under the Commitment Letter, subject to the terms and conditions set forth therein, the Lenders have committed to provide the Company with a new $600 million revolving credit facility (the “New Facility”) that would replace the Company’s existing $100 million revolving credit facility. Funding of the New Facility is contingent on the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the New Facility in accordance with the terms set forth in the Commitment Letter. The Company may finance all or a portion of the Transaction and related fees and expenses with borrowings under the New Facility.

On June 27, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 27, 2021, the Company released an investor presentation in connection with the announcement of the Transaction (the "Investor Presentation"). The Investor Presentation will be used from time to time in meetings with investors. A copy of the Investor Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the timing of closing of the Transaction, the expected sources of funds to be used for the consideration to be paid in the Transaction, and the nature of the closing conditions for the Transaction. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the Transaction may not be completed, or completed within the expected timeframe; (2) costs relating to the Transaction (including in respect of the financing of the Transaction) may be greater than expected; (3) a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Transaction; (4) other closing conditions may not be met on a timely basis or at all which may delay or prevent the Transaction or require a waiver of such conditions; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and updated in the Company’s subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated June 25, 2021 by and among Dorman Products, Inc., Senators Merger Sub, Inc., DPL Holding Corporation and SBF II Representative Corp., solely in its capacity as Equityholder Representative.*

99.1	Press Release dated June 27, 2021.
99.2	Investor Presentation dated June 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

	By:	/s/ David M. Hession
Date: June 28, 2021		Name:	David M. Hession
		Title:	Senior Vice President
Chief Financial Officer and Treasurer